Harte Hanks Promotes Brian Linscott to Chief Executive Officer

Linscott’s Two-year Plus Company Senior Executive Role Ensures Continuity of Experienced Leadership

AUSTIN, Texas, June 23, 2021 /PRNewswire/ -- Harte Hanks, Inc. (OTCQX: HRTH), an industry leader in Marketing Services and Execution, Customer Care, Fulfillment and Logistics Services, today announced that its Board of Directors has promoted Chief Operating Officer Brian Linscott to the position of CEO, succeeding Andrew Benett, effective immediately.

Mr. Benett is stepping down from his role as Chief Executive Officer to pursue other opportunities after positioning Harte Hanks for ongoing success. Mr. Linscott and Mr. Benett have agreed to work together to ensure a smooth transition at the Company.

Jack Griffin, Chairman of the Board of Harte Hanks, stated, “Mr. Benett and Mr. Linscott have worked closely together over the past 18 months and this transition ensures continuity of seasoned leadership at Harte Hanks. Brian’s success at Harte Hanks and his two plus decades of experience in operations, growth strategies, acquisitions, and finance, as well as leading teams in the development of new client opportunities positions Brian perfectly to lead Harte Hanks as our new CEO in our next phase of profitable growth.”

Mr. Linscott added, “We have worked to structure Harte Hanks for growth and profitability as our clients get back to business. I am honored to lead Harte Hanks’ outstanding team at this exciting time as we enter the next phases of this post-pandemic world.”

Brian has an accomplished track record for improving financial and operational results. Before joining Harte Hanks in late 2019, his prior positions include CFO of Sun Times Media, LLC, a media company that included the Chicago Sun-Times, Managing Director of Huron Consulting Group, and a Partner at BR Advisors, where he led operational improvements, developed new partnerships and drove topline growth for media clients and other companies.

Mr. Griffin continued, “I want to thank Andrew for his hard work and dedication in leading the Company through the challenges of restructuring our organization during the COVID-19 pandemic as well as maintaining the confidence and loyalty of our clients.”

“I am proud of the progress we have achieved at Harte Hanks, and it has been a pleasure building and leading such a strong team,” said Andrew Benett. “Brian is an accomplished corporate executive, and I am confident that he has the skills to lead execution at Harte Hanks going forward.”

About Harte Hanks

Harte Hanks is a global marketing services firm specializing in customer lifecycle management. Harte Hanks effectively connects our clients with their customers in powerful ways. We are experts in defining, executing and optimizing the customer journey by offering end-to-end BPO marketing services including lead generation, data analytics, and multi-channel customer engagement solutions (digital, social, and mobile), as well as contact center, fulfillment and logistics services. From visionary thinking to tactical execution, Harte Hanks delivers smarter customer interactions for some of the world's leading brands. Harte Hanks has approximately 2,500 employees located in North America, Asia-Pacific and Europe.

Cautionary Note Regarding Forward-Looking Statements:

Our press release and related earnings conference call contain "forward-looking statements" within the meaning of U.S. federal securities laws. All such statements are qualified by this cautionary note, provided pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements other than historical facts are forward-looking and may be identified by words such as "may," "will," "expects," "believes," "anticipates," "plans," "estimates," "seeks," "could," "intends," or words of similar meaning. These forward-looking statements are based on current information, expectations and estimates and involve risks, uncertainties, assumptions and other factors that are difficult to predict and that could cause actual results to vary materially from what is expressed in or indicated by the forward-looking statements. In that event, our business, financial condition, results of operations or liquidity could be materially adversely affected and investors in our securities could lose part or all of their investments. These risks, uncertainties, assumptions and other factors include: (a) local, national and international economic and business conditions, including (i) the outbreak of diseases, such as the COVID-19 coronavirus, which has curtailed travel to and from certain countries and geographic regions, disrupted business operations resulting from travel restrictions and reduced consumer spending, and uncertainty regarding the duration of the virus' impact, (ii) market conditions that may adversely impact marketing expenditures and (iii) the impact of economic environments and competitive pressures on the financial condition, marketing expenditures and activities of our clients and prospects; (b) the demand for our products and services by clients and prospective clients, including (i) the willingness of existing clients to maintain or increase their spending on products and services that are or remain profitable for us, and (ii) our ability to predict changes in client needs and preferences; (c) economic and other business factors that impact the industry verticals we serve, including competition and consolidation of current and prospective clients, vendors and partners in these verticals; (d) our ability to manage and timely adjust our facilities, capacity, workforce and cost structure to effectively serve our clients; (e) our ability to improve our processes and to provide new products and services in a timely and cost-effective manner though development, license, partnership or acquisition; (f) our ability to protect our facilities against security breaches and other interruptions and to protect sensitive personal information of our clients and their customers; (g) our ability to respond to increasing concern, regulation and legal action over consumer privacy issues, including changing requirements for collection, processing and use of information; (h) the impact of privacy and other regulations, including restrictions on unsolicited marketing communications and other consumer protection laws; (i) fluctuations in fuel prices, paper prices, postal rates and postal delivery schedules; (j) the number of shares, if any, that we may repurchase in connection with our repurchase program; (k) unanticipated developments regarding litigation or other contingent liabilities; (l) our ability to complete anticipated divestitures and reorganizations, including cost-saving initiatives; (m) our ability to realize the expected tax refunds; and (n) other factors discussed from time to time in our filings with the Securities and Exchange Commission, including under "Item 1A. Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2020 which was filed on March 24, 2021. The forward-looking statements in this press release are made only as of the date hereof, and we undertake no obligation to update publicly any forward-looking statement, even if new information becomes available or other events occur in the future.

Contact: For more information, visit Harte Hanks at www.hartehanks.com, call 800-456-9748, or email us at pr@hartehanks.com and/ or sbe@abmac.com.